SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      [X]  Preliminary proxy statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [   ]  Definitive proxy statement

      [   ]  Definitive additional materials

      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

KELLOGG COMPANY

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

[KELLOGG’S LOGO]

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

Dear Share Owner:

It is our pleasure to invite you to attend the 2000 Annual Meeting of Share Owners of Kellogg Company. The meeting will be held at 1:00 p.m. on Friday, April 28, 2000, at the W. K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors. Attendance at the Annual Meeting will be limited to share owners only. If you plan to attend the meeting, please detach the Admission Ticket attached to your proxy card.

If you are a share owner whose shares are not registered in your own name or you will be receiving your materials electronically, and you plan to attend, please request an Admission Ticket by writing to: Kellogg Company Share Owner Services, One Kellogg Square, Battle Creek, MI 49016-3599. Evidence of your stock ownership, which you may obtain from your bank, stockbroker, etc., must accompany your letter. Share owners without tickets will only be admitted to the meeting upon verification of stock ownership.

Share owners needing special assistance at the meeting are requested to contact Share Owner Services at the address listed above.

Your vote is important. Whether you plan to attend the meeting or not, we urge you to vote your shares as soon as possible. Please either sign and return the accompanying card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This will ensure representation of your shares if you are unable to attend. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card.

Sincerely,

/s/ CARLOS M. GUTIERREZ

Carlos M. Gutierrez
President
Chief Executive Officer

/s/ ARNOLD G. LANGBO

Arnold G. Langbo
Chairman of the Board

March 17, 2000

KELLOGG COMPANY
One Kellogg Square
Battle Creek, Michigan 49016-3599

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

TO BE HELD APRIL 28, 2000

TO THE SHARE OWNERS:

      The Annual Meeting of Share Owners of Kellogg Company, a Delaware corporation, will be held at 1:00 p.m. on Friday, April 28, 2000, at the W. K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan, for the following purposes:

1.	To elect three directors for a three-year term to expire at the 2003 Annual Meeting of Share Owners;

2.	To consider and act upon the Kellogg Company 2000 Non-Employee Director Stock Plan;

3.	To consider and act upon the Kellogg Company 2001 Long-Term Incentive Plan;

4.	To consider and act upon a proposed amendment to the Company’s Amended Restated Certificate of Incorporation to increase the authorized number of shares of common stock;

5.	To consider and act upon a share owner proposal, if presented at the meeting; and

6.	To take action upon any other matters that may properly come before the meeting and any adjournments of the meeting.

      Only share owners of record at the close of business on February 29, 2000, will receive notice of and be entitled to vote at the meeting or any adjournments of the meeting.

By Order of the Board of Directors,

Janet Langford Kelly

Executive Vice President
General Counsel and Secretary

March 17, 2000

ELECTRONIC VOTING:

You may now vote your shares by telephone or over the Internet.

Voting electronically is quick, easy, and saves the Company money.

Just follow the instructions on your proxy card.

KELLOGG COMPANY

ONE KELLOGG SQUARE

BATTLE CREEK, MICHIGAN 49016-3599
PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHARE OWNERS

TO BE HELD ON FRIDAY, APRIL 28, 2000

Solicitation of Proxy

      This Proxy Statement and the accompanying Proxy are furnished to share owners of Kellogg Company in connection with the solicitation of proxies for use at the Annual Meeting of Share Owners of the Company to be held in Battle Creek, Michigan, on Friday, April 28, 2000, and any adjournments of the meeting. The enclosed Proxy is solicited by the Board of Directors of the Company.

Mailing Date

      The Annual Report of the Company for 1999 including financial statements, the Notice of Annual Meeting, this Proxy Statement, and the Proxy were mailed to share owners on March 17, 2000.

Who can vote — Record Date

      The record date for determining share owners entitled to vote at the Annual Meeting is February 29, 2000. Each of the xxx,xxx,xxx shares of common stock of the Company issued and outstanding on that date is entitled to one vote at the Annual Meeting.

How to vote — Proxy Instructions

      You may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet, or (iii) by mailing in your proxy card. Share owners who hold their shares in “street name” must vote their shares in the manner prescribed by their brokers.

      The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Daylight Time on Thursday, April 27, 2000. If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us before the meeting.

      Whether you choose to vote by telephone, over the Internet, or by mail, you may specify whether your shares should be voted for all, some, or none of the nominees for director (Proposal 1 on the proxy card). You may also specify whether you approve, disapprove, or abstain from each of 4 additional proposals. Proposals 2, 3, and 4 will be presented at the meeting by management, and Proposal 5 may be presented by a share owner.

      If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them “For” the election of all nominees for director as set forth under “Election of Directors” (Proposal 1) below; “For” Proposal 2; “For” Proposal 3; “For” Proposal 4; and “Against” Proposal 5.

      When a properly executed proxy is received, the shares represented thereby, including shares held under the Company’s Dividend Reinvestment Plan, will be voted by the persons named as the proxy according to each share owner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under the Company’s Savings and Investment Plans.

Revocation of Proxies

      You may revoke your proxy at any time before it is exercised in any of three ways:

      (1)  by submitting written notice of revocation to the Company Secretary;

(2)	by submitting another proxy by telephone, via the Internet, or by mail that is later dated and, if by mail, that is properly signed; or

      (3)  by voting in person at the meeting.

Quorum

      A quorum of share owners is necessary to hold a valid meeting. A quorum will exist if the holders of a majority of the votes entitled to be cast by the share owners at the Annual Meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Required Vote

      Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors. Shares not voted (whether by abstention, broker “non-votes,” or otherwise) have no effect on the election. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate this will occur.

      A majority of the votes cast at the Annual Meeting are necessary to approve Proposal 2 (the Kellogg Company 2000 Non-Employee Director Stock Plan), Proposal 3 (the Kellogg Company 2001 Long-Term Incentive Plan), and Proposal 5 (a share owner proposal). Adoption of Proposal 4 (increasing the authorized number of shares of the Company’s common stock) requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Shares not voted (whether by abstentions or broker “non-votes,” or otherwise) will have no effect on the election of directors (Proposal 1), Proposal 2, Proposal 3, or Proposal 5, but will have the effect of a “no” vote on Proposal 4.

Other Business

      The Company does not intend to bring any business before the meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Costs

      The Company pays for the preparation and mailing of the Notice of Annual Meeting and Proxy Statement. We have hired Morrow & Co., a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians, and other fiduciaries. We expect the fees and expenses for Morrow & Co. to be approximately $10,000. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy soliciting materials to the beneficial owners of the common stock of the Company at our expense.

SECURITY OWNERSHIP

      The following table shows each person who, based upon their most recent filings with the Securities and Exchange Commission, beneficially owns more than five percent (5%) of the Company’s common stock.

		Percent of Class on
Beneficial Owner	Shares Beneficially Owned	December 31, 1999

W. K. Kellogg Foundation Trust(1) c/o The Bank of New York Company, Inc. One Wall Street New York, NY 10286	132,363,140 shares(2)	32.5
George Gund III 1821 Union Street San Francisco, CA 94123	47,138,147 shares(3)	11.6

(1)	The trustees of the W. K. Kellogg Foundation Trust (the “Trust”) are Arnold G. Langbo, William C. Richardson, Jonathan T. Walton, and The Bank of New York. The W. K. Kellogg Foundation, a Michigan charitable corporation (the “Foundation”), is the sole beneficiary of the Trust. Under the terms of the Trust, if a majority of the trustees of the Trust (which majority must include The Bank of New York as corporate trustee) are unable to agree, the Foundation has the power to direct the voting of the common stock held in the Trust. With certain limitations, the Foundation also has the power to select or reject the selection of successor trustees of the Trust and to remove any trustee. The Trust requires that at least one trustee of the Trust be a trustee of the Foundation.

(2)	Does not include 721,920 shares held in a trust in which both the Trust and the Foundation have present or contingent beneficial interests.

The Bank of New York is a trustee of the Trust and shares voting and investment power with respect to shares owned by the Trust with the other three trustees. The Bank of New York has sole voting power for 277,782 shares, shared voting power for 134,035,751 shares (including those shares beneficially owned by the Trust), sole investment power for 195,792 shares, and shared investment power for 132,446,633 shares (including those shares beneficially owned by the Trust). The aggregate amount beneficially owned by The Bank of New York is 134,313,533 shares.

(3)	George Gund III has sole power to vote or direct the vote of 224,000 shares, shared power to vote or direct the vote of 46,914,147 shares, and shared power to dispose or direct the disposition of 12,230,492 shares. Of the shares that Mr. Gund has shared power to vote and shared power to dispose, 9,613,800 are held by a nonprofit foundation of which George Gund III is one of six trustees and one of ten members, as to which shares Mr. Gund disclaims beneficial ownership. Gordon Gund, a director of the Company, is a brother of George Gund III and does not have any voting or investment power in any of the shares shown as beneficially owned by George Gund III.

KeyCorp, as trustee for certain Gund family trusts, as well as other trusts, has sole voting power for 3,066,494 shares, shared voting power for 23,855 shares (including certain of the shares beneficially owned by George Gund III), sole investment power for 37,086,937 shares, and shared investment power for 725,961 shares. The aggregate amount beneficially owned by KeyCorp is 37,813,074 shares.

Officer and Director Stock Ownership

      The following table shows the number of shares of common stock of the Company beneficially owned as of February 10, 2000, by each continuing director and nominee for director, each executive officer included in the Summary Compensation Table, and all directors and executive officers as a group.

	Shares Beneficially Owned

Name	Common Stock	Options	Total

Benjamin S. Carson, Sr.	1,807	–0–	1,807
John D. Cook	3,100	200,000	203,100
Carleton S. Fiorina(1)	4,987	–0–	4,987
Claudio X. Gonzalez(1)	9,953	–0–	9,953
Jacobus Groot	–0–	80,000	80,000
Gordon Gund(1)	13,603	–0–	13,603
Carlos M. Gutierrez	111,202	370,042	481,244
Alan F. Harris	21,756	222,851	244,607
Dorothy A. Johnson(1)	3,166	–0–	3,166
Arnold G. Langbo(2)	200,406	1,659,717	1,860,123
Ann McLaughlin(1)	13,563	–0–	13,563
J. Richard Munro(1)	7,857	–0–	7,857
William D. Perez	–0–	–0–	–0–
William C. Richardson(1)(2)	3,536	–0–	3,536
Michael J. Teale	43,752	275,886	319,638
Donald W. Thomason	43,478	402,494	445,972
John L. Zabriskie(1)	6,669	–0–	6,669
All directors and executive officers as a group	587,327	3,740,359	4,327,686	(3)

(1)	Does not include the number of common stock units held at December 31, 1999, under the Deferred Compensation Plan for Non-Employee Directors as follows: Mrs. Fiorina, 1,020; Mr. Gonzalez, 4,911; Mr. Gund, 26,523; Ms. Johnson, 1,702; Ms. McLaughlin, 6,199; Mr. Munro, 3,384; Dr. Richardson, 4,080; and Dr. Zabriskie, 1,307. The units have no voting rights.

(2)	Does not include shares owned by the Trust as to which Mr. Langbo and Dr. Richardson, as trustees of the Trust, share voting and investment power or shares as to which the Trust or the Foundation has present or contingent beneficial interests.

(3)	Represents one percent of the Company’s issued and outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and greater-than-10% share owners to file reports with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to the Company, we believe that all of these reporting persons complied with their filing requirements for 1999, except that Dr. Donna J. Banks and Mr. Alan F. Harris were late in filing a Form 4 relating to the exercise of options, and Mr. Jacobus Groot was late in filing a Form 3.

Proposal 1.

ELECTION OF DIRECTORS

      The Amended Restated Certificate of Incorporation and the Bylaws of the Company provide that the Board of Directors shall be comprised of not less than seven nor more than fifteen directors divided into three classes as nearly equal in number as possible and that each director shall be elected for a term of three years with the term of one class expiring each year. There are currently fourteen members of the Board. Three current directors, William E. LaMothe, Arnold G. Langbo, and Harold A. Poling will not be seeking re-election to the Board. The Company would like to thank Mr. LaMothe, Mr. Langbo, and Mr. Poling for their many years of dedicated service.

      Three directors are to be elected at the Annual Meeting to serve for a term ending at the 2003 Annual Meeting of Share Owners.

      The Board of Directors recommends that the share owners vote “FOR” the following nominees: Carleton S. Fiorina, J. Richard Munro, and William D. Perez. Each nominee was proposed by the Nominating and Corporate Governance Committee for consideration by the Board and presentment to the share owners.

Nominees for Election for a three year term expiring at the 2003 Annual Meeting

CARLETON S. FIORINA. Mrs. Fiorina, age 45, has served as a director of the Company since 1997. She is President and Chief Executive Officer of Hewlett-Packard Company, a position she has held since July 1999. Prior to that she was Group President, Global Service Provider Business, Lucent Technologies Inc., a communications systems and technology company. She had held this position since October 1997. From October 1996 to October 1997, she was President of Lucent Technologies Consumer Products business. From January 1996 to October 1996, she was Executive Vice President, Corporate Operations. From January 1995 to January 1996, she was President, North America in the Network Systems Group of AT&T. Lucent Technologies was created in 1996 when AT&T split into three separate companies. Mrs. Fiorina is a director of Hewlett-Packard Company and Merck & Co., Inc.

J. RICHARD MUNRO. Mr. Munro, age 69, has served as a director of the Company since 1990. From 1996 to September of 1999, he served as Chairman of Genentech Inc., a biotechnology company. Prior thereto, he was Co-Chairman and Co-Chief Executive Officer of Time Warner Inc. Mr. Munro is a director of ExxonMobil Corporation, Sensormatic Electronics, and Kmart Corporation.

WILLIAM D. PEREZ. Mr. Perez, age 52, was elected a director of the Company in December 1999, effective February 2000. He is President and Chief Executive Officer of S. C. Johnson & Son, Inc., a position he has held since 1997. Mr. Perez joined S. C. Johnson & Son, Inc. in 1970 and has held a number of senior positions. Mr. Perez is a director of The May Department Stores Company and Hallmark Cards, Incorporated.

Continuing Directors to serve until the 2002 Annual Meeting

CLAUDIO X. GONZALEZ. Mr. Gonzalez, age 65, has served as a director of the Company since 1990. In 1973, he was named Chairman of the Board and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V., a producer of consumer disposable tissue products, writing and other papers, and pulp. He is a director of Kimberly-Clark Corporation; General Electric Company; Planet Hollywood International, Inc.; Banco Nacional de Mexico; Grupo Industrial ALFA; Grupo Modelo; Grupo Carso; Grupo Televisa; Telefonos de Mexico; and The Mexico Fund. Mr. Gonzalez is also an advisory director of Unilever PLC and he is on the J. P. Morgan International Advisory Council.

CARLOS M. GUTIERREZ. Mr. Gutierrez, age 46, has served as a director of the Company since January 1999. Mr. Gutierrez is President and Chief Executive Officer of the Company, a position he has held since April 1999. Mr. Gutierrez joined Kellogg de Mexico in 1975. He was appointed Executive Vice President and President, Kellogg Asia-Pacific in 1994, Executive Vice President-Business Development in 1996, and President and Chief Operating Officer in 1998.

WILLIAM C. RICHARDSON. Dr. Richardson, age 59, has served as a director of the Company since 1996. He is President and Chief Executive Officer and a member of the Board of Trustees of the W. K. Kellogg Foundation, and a trustee of the W. K. Kellogg Foundation Trust. Before joining the Foundation in 1995, Dr. Richardson had been President of The Johns Hopkins University in Baltimore, Maryland. He is a director of CSX Corporation and The Bank of New York Company, Inc.

JOHN L. ZABRISKIE. Dr. Zabriskie, age 60, has served as a director of the Company since 1995. He is Chairman of NEN Life Science Products, Inc., a manufacturer of specialty biochemicals. In 1999, he retired as Chief Executive Officer of NEN, a position he had held since 1997. From January 1994 to November 1995, Dr. Zabriskie served as Chairman of the Board and Chief Executive Officer of The Upjohn Company, and from November 1995 to January 1997, Dr. Zabriskie served as President and Chief Executive Officer of Pharmacia & Upjohn, Inc. Dr. Zabriskie is a director of NEN Life Science Products, Inc.; Biomira, Inc.; AlphaGene, Inc.; and Cubist Pharmaceuticals, Inc.

Continuing Directors to Serve Until the 2001 Annual Meeting

BENJAMIN S. CARSON, SR. Dr. Carson, age 48, has served as a director of the Company since 1997. He is Director of Pediatric Neurosurgery, The Johns Hopkins Medical Institutions, a position he has held since 1984. Dr. Carson is a director of Costco Wholesale Corporation.

GORDON GUND. Mr. Gund, age 60, has served as a director of the Company since 1986. He is Chairman and Chief Executive Officer of Gund Investment Corporation, which manages diversified investment activities. Mr. Gund is the principal owner of the Cleveland Cavaliers NBA team, and principal owner and Chairman of Nationwide Advertising Service, Inc., a recruitment advertising agency. He is a director of Corning Incorporated.

DOROTHY A. JOHNSON. Ms. Johnson, age 59, has served as a director of the Company since 1998. Ms. Johnson is President of Ahlburg Company, a philanthropic consulting agency, a position she has held since February 2000. In January 2000, she retired as President and Chief Executive Officer of the Council of Michigan Foundations, a position she had held since 1975. She has been a member of the Board of Trustees of the W. K. Kellogg Foundation since 1980. Ms. Johnson is a director of National City Corporation and the Corporation for National Service.

ANN MCLAUGHLIN. Ms. McLaughlin, age 58, has served as a director of the Company since 1989. She is Chairman of The Aspen Institute, a nonprofit organization. She served as President of the Federal City Council in Washington, D.C., a nonprofit organization, from 1990 to 1995. She is a director of Microsoft Corporation; AMR Corporation (the parent company of American Airlines); General Motors Corporation; Nordstrom, Inc.; Host Marriott Corporation; Fannie Mae; Harman International Industries, Incorporated; Vulcan Materials Company; and Donna Karan International Inc.

ABOUT THE BOARD OF DIRECTORS

      The Board of Directors has the following standing committees: Executive Committee, Audit Committee, Social Responsibility Committee, Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee.

      The Executive Committee is generally empowered to act on behalf of the Board. The Executive Committee met two times in 1999. The members of the Executive Committee are Mr. Gutierrez, Chairman, Mr. Gund, Ms. McLaughlin, Mr. Poling, and Dr. Richardson.

      The Audit Committee reviews the accounting principles, the controls and scope of the audit practices of the Company, and makes reports and recommendations to the Board on those matters and with respect to the independent auditor and internal auditors. It met two times in 1999. The members of the Audit Committee are Ms. McLaughlin, Chairman, Dr. Carson, Ms. Johnson, Mr. LaMothe, and Mr. Perez.

      The Social Responsibility Committee investigates and reviews the manner in which the Company discharges its social responsibilities and recommends to the Board policies, programs, and procedures it deems appropriate to enable the Company to carry out and discharge fully its social responsibilities. It met one time in 1999. The members of the Social Responsibility Committee are Mr. Munro, Chairman, Dr. Carson, Ms. Johnson, and Dr. Richardson.

      The Compensation Committee reviews recommendations for compensating management personnel, determines compensation of the Chief Executive Officer, and provides advice and recommendations to the Board on these subjects. It met three times in 1999. The members of the Compensation Committee are Mr. Gonzalez, Chairman, Mr. Gund, Mr. Munro, Dr. Richardson, and Dr. Zabriskie.

      The Finance Committee reviews and makes recommendations to the Board regarding the financial and capital structure of the Company, borrowing commitments, and other significant financial matters. It met five times in 1999. The members of the Finance Committee are Dr. Zabriskie, Chairman, Mrs. Fiorina, Mr. Gonzalez, Mr. Perez, Mr. Poling, and Dr. Richardson.

      The Nominating and Corporate Governance Committee advises the Board on corporate governance issues, investigates and reviews the qualifications of candidates, recommends nominees to the Board, and reviews the functioning of the Board and the fulfillment of its duties and responsibilities. It met four times in 1999. The members of the Nominating and Corporate Governance Committee are Mr. Gund, Chairman, Mr. Gonzalez, Mr. LaMothe, Ms. McLaughlin, and Mr. Poling.

      The Board held nine meetings in 1999. All of the directors attended at least 75% of the total number of meetings of the Board and of all Board committees of which the directors were members during 1999, except that Mrs. Fiorina attended 65% of the total number of such meetings.

Non-Employee Director Compensation and Benefits

      Each non-employee director receives an annual retainer fee of $25,000; $1,000 for each meeting of the Board or committee of the Board attended; $4,000 if he or she served as Chairman of a committee; and reimbursement for all expenses incurred in attending such meetings.

      Under the Stock Compensation Program for Non-Employee Directors, 1,000 shares of common stock are awarded to all eligible non-employee directors following each annual meeting. These shares are placed in the Kellogg Company Grantor Trust for Non-Employee Directors (the “Grantor Trust”). Under the terms of the Grantor Trust, shares are available to a director only upon termination of service on the Board.

      Under the Deferred Compensation Plan for Non-Employee Directors, non-employee directors may each year irrevocably elect to defer all or a portion of their cash compensation payable for the ensuing year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of the Company’s common stock. If dividends are declared by the Board, a fractional unit representing the dividend is credited to the account of each participating director. A participant’s account balance is paid in cash upon termination of service as a director, over a period from one to ten years, at the election of the director.

      The Company maintains Director and Officer Liability Insurance, individually insuring the directors and officers of the Company against losses that they become legally obligated to pay resulting from their actions while performing duties on behalf of the Company. The Company also maintains travel accident insurance for each director.

      Prior to December 1995, the Company had a Director’s Charitable Awards Program, in which each director could name up to four organizations to which the Company would contribute an aggregate of $1 million upon the death of the director. In 1995, the Board voted to discontinue this program for directors first elected after December 1995.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides information concerning the compensation of the Company’s Chief Executive Officer and certain other executive officers for the last three years.

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
		Salary	Bonus	Compensation	Options	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	(#)(4)	($)(5)

C. M. Gutierrez	1999	638,750	461,700	—	83,037	11,647
President and Chief Executive Officer	1998	467,500	59,890	—	220,517	11,493
	1997	390,000	118,640	—	170,572	10,433
J. D. Cook	1999	525,000	890,000	190,400	200,000	—
Executive Vice President
A. F. Harris	1999	405,958	210,000	203,055	77,129	13,749
Executive Vice President	1998	329,750	80,106	75,565	82,464	5,303
	1997	301,500	160,588	163,350	61,217	4,107
J. Groot	1999	350,000	210,000	481,342	80,000	—
Executive Vice President
M. J. Teale	1999	344,000	152,900	—	77,303	10,680
Senior Vice President	1998	338,250	82,560	—	96,275	10,713
	1997	316,500	154,836	—	45,000	10,320
A. G. Langbo	1999	866,667	-0-	—	386,867	9,547
Former Chief Executive Officer	1998	1,027,500	-0-	—	597,704	10,493
	1997	980,000	665,754	—	681,339	10,200
D. W. Thomason	1999	954,268	191,917	—	122,977	267,444 (6)
Former Executive Vice President	1998	461,250	36,660	—	178,984	10,793
	1997	431,250	294,840	—	200,875	10,300

(1)	Under the Executive Compensation Deferral Plan (further described under the heading Salaries on page 13 of this Proxy Statement), $77,500 of Mr. Langbo’s 1998 salary and $30,000 of his 1997 salary (the amount over $950,000) was deferred until his retirement.

(2)	Under the Company’s Bonus Replacement Stock Option Plan (further described under the heading Long-Term Incentives on page 14 of this Proxy Statement), senior executives of the Company may annually elect to forego all, or a portion, of their annual cash bonus and receive stock options. The amount of any bonus foregone is not included in the Summary Compensation Table. Options granted under the Bonus Replacement Stock Option Plan vest immediately. For 1997, Mr. Gutierrez elected to forego 50% of his annual cash bonus ($118,641), Mr. Harris elected to forego 20% of his annual cash bonus ($40,146), Mr. Teale elected to forego 25% of his annual cash bonus ($51,612), and Mr. Langbo elected to forego 15% of his annual cash bonus ($117,486). Mr. Cook’s bonus amount includes a $500,000 lump-sum payment that he received in March 1999 as further described below.

(3)	Represents payments to or on behalf of Mr. Harris and Mr. Groot, primarily under the Company’s Expatriate Compensation Program, and payments to or on behalf of Mr. Cook, primarily in connection with his relocation and moving expenses.

(4)	New stock options were granted in 1999, 1998, and 1997, respectively in the amounts of 80,000, 123,505, and 60,000 options to Mr. Gutierrez (including 13,505 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997); 46,000, 64,570, and 36,000 to Mr. Harris (including 4,570 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997);

36,000, 60,875, and 45,000 options to Mr. Teale (including 5,875 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997); and 40,400, 100,000, and 64,000 options to Mr. Thomason. New stock options were granted in 1999, 1998, and 1997, respectively, in the amounts of 125,000, 354,370, and 274,400 options to Mr. Langbo (including 13,370 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997, and 15,000 options granted in March 1997 in lieu of a portion of his bonus for 1996). Mr. Cook was granted 200,000 new stock options in 1999 at the time he joined the Company. Mr. Groot was granted 80,000 new stock options in 1999 at the time he joined the Company. All other options granted were accelerated ownership feature (“AOF”) options. An AOF option is granted when Company stock is surrendered to pay the exercise price of a stock option and related taxes. The holder of the option is granted an AOF option for the number of shares surrendered. For AOF options, the expiration date is the same as the original option, and the option price is the fair market value of the Company’s stock on the date the AOF option is granted.

(5)	Except as described in footnote (6) below, these amounts represent Company matching contributions on behalf of each named individual to the Kellogg Company Salaried Savings and Investment Plan.

(6)	Pursuant to an agreement entered into with the Company effective August 1, 1999, Mr. Thomason was paid a one-time lump sum severance of $259,897.

Employment Agreements

      Mr. Cook’s employment agreement with the Company, effective February 16, 1999, calls for a starting salary of $600,000 per year. He received a lump-sum payment of $500,000 in March 1999 and received another lump-sum payment of $500,000 in February 2000. Mr. Cook’s bonus target is 65% of his salary, but for 1999 the Company guaranteed a bonus equal to 65% of his base pay ($390,000). Mr. Cook received a sign-on stock option grant of 100,000 options and an option to purchase an additional 100,000 shares pursuant to the executive option plan. The strike price for the options ($39.125) was set based on the price of Kellogg Company common stock on his first day of employment. Mr. Cook is entitled to additional benefits including a pension, participation in the Kellogg Company Salaried Savings and Investment Plan, life insurance, medical insurance, and other similar benefits, all according to the terms and conditions of the respective plans. If Mr. Cook’s employment is terminated by the Company, under certain conditions he would be entitled to severance pay equal to the greater of the average of his prior two years base pay and actual bonus, or two times his salary and target bonus for the year in which the termination occurs.

      Mr. Groot’s employment agreement with the Company, effective January 4, 1999, calls for a starting salary of $350,000 per year. Mr. Groot’s bonus target is 60% of his salary, but for 1999 the Company guaranteed a bonus equal to 60% of his base pay ($210,000). Mr. Groot received a sign-on stock option grant of 45,000 options and an option to purchase an additional 35,000 shares pursuant to the executive option plan. The strike price for the options ($34.625) was set based on price of Kellogg Company common stock on his first day of employment. Mr. Groot received certain benefits and perquisites due to his overseas assignment and he is entitled to additional benefits including participation in the Kellogg Company Salaried Savings and Investment Plan, life insurance, medical insurance, and other similar benefits, all according to the terms and conditions of the respective plans. If Mr. Groot’s employment is terminated by the Company, under certain conditions he would be entitled to severance pay equal to two years pay, determined by averaging his prior two years base pay and actual bonus.

Option Grants in Last Fiscal Year

      The following table provides information regarding stock options granted during 1999 to the persons named in the Summary Compensation Table.

	Individual Grants

	Number of	% of Total
	Securities	Options			Grant
	Underlying	Granted to			Date
	Options	Employees	Exercise		Present
	Granted	in Fiscal	Price	Expiration	Value
Name	(#)(1)	Year (%)	($/Share)	Date	($)(2)

C. M. Gutierrez	New Options
	80,000	1.21	34.6250	1/04/09	454,400
	AOF Options
	3,037	0.05	40.4063	3/15/06	20,986
J. D. Cook	New Options
	200,000	3.02	39.1250	2/16/09	1,338,000
A. F. Harris	New Options
	46,000	0.69	34.6250	1/04/09	261,280
	AOF Options
	8,467	0.13	34.8125	1/20/05	55,374
	2,378	0.04	34.8125	3/14/07	15,552
	20,284	0.31	40.4063	3/14/07	140,162
J. Groot	New Options
	80,000	1.21	34.6250	1/04/09	454,400
M. J. Teale	New Options
	36,000	0.54	34.6250	1/04/09	204,480
	AOF Options
	5,394	0.08	40.4688	3/15/00	37,326
	2,442	0.04	40.4688	1/25/01	16,899
	5,260	0.08	40.4688	1/24/02	36,399
	18,387	0.28	40.4688	1/29/03	127,238
	9,820	0.15	40.4688	3/14/07	67,954
A. G. Langbo	New Options
	125,000	1.89	34.6250	1/04/09	710,000
	AOF Options
	15,987	0.24	40.4063	3/15/00	110,470
	50,707	0.77	40.4063	1/24/01	350,385
	26,298	0.40	40.4063	1/24/02	181,719
	30,639	0.46	40.4063	1/29/03	211,715
	63,343	0.96	40.4063	1/21/04	437,700
	74,893	1.13	40.4063	1/20/05	517,511
D. W. Thomason	New Options
	40,400	0.61	34.6250	8/01/04	229,472
	AOF Options
	82,577	1.25	40.4063	8/01/04	570,607

(1)	Stock Options granted under the 1991 Kellogg Company Key Employee Long Term Incentive Plan (the “1991 Incentive Plan”). The new options have an exercise price equal to the fair market value of the common stock on the date of grant, generally expire ten years and one day after grant, and include (a) the right to pay the exercise price in cash or with shares of stock previously acquired by the optionee; (b) the right to have shares of stock withheld by the Company to pay tax withholding obligations due in connection with the exercise; and (c) the right to receive an AOF option as described in footnote (4) on pages 8-9 of this Proxy Statement. The new options vest as follows: 50% of the options granted vest one year after the date of grant and 50% vest two years after the date of grant, except that options granted under the Bonus Replacement Stock Option Plan vest immediately.

(2)	Grant date present value is determined using the Black-Scholes model. The model makes assumptions about future variables, so the actual value of the options may be greater or less than the values stated in the table. For new options, the calculations assume a dividend yield of 3.00%, volatility of approximately 23%, and a risk-free rate of return of 4.61% based on the U. S. Treasury bill rate for three-year maturities on the grant date. For AOF options, the calculations assume a dividend yield of 3.00%, volatility of approximately 23%, and a risk-free rate of return between 5.03% and 6.36% based on the U. S. Treasury bill rate for three-year maturities on the grant date. In view of the Company’s experience and the inherent motivation to exercise options early in their terms because of the accelerated ownership feature, options were assumed to be outstanding for three years at the time of exercise. Optionees may decide to exercise their options either earlier or later than this assumed period, resulting in different values from those shown in the table. No downward adjustments were made to the resulting grant date option value to account for potential forfeiture of these options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information regarding the pretax value realized from the exercise of stock options during 1999 and the value of unexercised in-the-money options held at December 31, 1999, by the persons named in the Summary Compensation Table.

			Number of Shares
			Underlying Unexercised
	Shares		Options at Fiscal Year-End(#)
	Acquired on	Value
Name	Exercise(#)(1)	Realized($)	Exercisable	Unexercisable

C. M. Gutierrez	3,099	5,133	235,042	135,000
J. D. Cook	—	—	—	200,000
A. F. Harris	33,495	165,527	146,851	76,000
J. Groot	—	—	—	80,000
M. J. Teale	46,341	376,518	212,386	63,500
A. G. Langbo	281,786	1,502,333	1,364,217	295,500
D. W. Thomason	85,669	236,997	402,494	-0-

[Additional columns below]

[Continued from above table, first column(s) repeated]

Value of Unexercised,
In-the-Money
Options at Fiscal Year-End($)

Name	Exercisable	Unexercisable

C. M. Gutierrez	-0-	-0-
J. D. Cook	-0-	-0-
A. F. Harris	-0-	-0-
J. Groot	-0-	-0-
M. J. Teale	-0-	-0-
A. G. Langbo	-0-	-0-
D. W. Thomason	-0-	-0-

(1)	Shares acquired on exercise are gross amounts, not reduced for shares surrendered as payment on exercise of options. Messrs. Gutierrez, Harris, Teale, Langbo, and Thomason had net increases of 62; 2,366; 5,038; 19,919; and 3,092 shares resulting from their surrender of 3,037; 31,129; 41,303; 261,867; and 82,577 shares, respectively, as payment on exercise of options.

Kellogg Company Retirement Plans

      Retirement benefits under the Kellogg Company Salaried Pension Plan (the “Pension Plan”), a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”), are payable to salaried employees who have vested upon retirement at age 65 or in reduced amounts upon earlier retirement prior to age 65 in accordance with the Pension Plan. Benefits are based upon credited years of service and average annual compensation (salary and bonus) for the three consecutive years during the last ten years of employment producing the greatest average. Benefits are reduced by a portion of the retiree’s Social Security-covered compensation and, for retirees who were participants of a previous profit sharing plan, by certain amounts accrued pursuant to that plan. The Company also maintains a Supplemental Retirement Plan and an Excess Benefit Retirement Plan that provide for payment of benefits to all participants in the Pension Plan equal to the benefits that would have been payable under the Pension Plan but for certain limitations imposed by the Code. Estimated annual benefits payable upon retirement to persons of the specified compensation and years of credited service classifications, as reduced by Social Security benefits (assuming their present levels), are as shown in the following table. Such amounts assume payments in the form of a straight life annuity and include the payment of benefits under the Company’s Supplemental Retirement Plan and Excess Benefit Retirement Plan.

      At December 31, 1999, credited years of service under the Pension Plan for the executive officers named in the Summary Compensation Table were: Mr. Gutierrez, 24 years; Mr. Cook, 1 year; Mr. Harris, 15 years; Mr. Groot, 3 years; Mr. Teale, 33 years; Mr. Langbo, 43 years; and Mr. Thomason, 33 years. Although Mr. Groot has been with the Company one year, he has three years of credited service under the Pension Plan. This is because in addition to his regular years of service Mr. Groot is also provided with a supplemental pension benefit which provides additional years of service accruing on a 2-for-1 basis during his first 6.5 years with the Company. The additional years of service are used to calculate a pension supplement based on the Pension Plan formula. The additional years of service are not used to determine his eligibility for retirement under the Pension Plan. The compensation covered by the pension plans is equal to the amounts shown in the Summary Compensation Table as Salary and Bonus, including any amount of salary deferred pursuant to the Executive Compensation Deferral Plan (see footnote (1) on page 8 of this Proxy Statement) and any bonus forgone pursuant to the Bonus Replacement Stock Option Plan (see footnote (2) on page 8 of this Proxy Statement).

			Years of Service

Remuneration	10	15	25	35	45

$ 300,000	$43,959	$65,938	$109,897	$153,855	$198,855

$ 500,000	$73,959	$110,938	$184,897	$258,855	$333,855

$ 750,000	$111,459	$167,188	$278,647	$390,105	$502,605

$1,000,000	$148,959	$223,438	$372,397	$521,355	$671,355

$1,500,000	$223,959	$335,938	$559,897	$783,855	$1,008,855

$2,000,000	$298,959	$448,438	$747,397	$1,046,355	$1,346,355

      The Company has an International Retirement Plan (“IRP”) to provide supplemental death, disability, and retirement benefits to certain Company employees who, at the Company’s request, serve with one or more of the Company’s international subsidiaries and, consequently, do not otherwise accrue the same level of benefits which would have accrued had their employment with the Company been continuous in the United States. Participants in the IRP are those designated by the Company or any participating subsidiary if approved by a committee appointed by the Chairman of the Board. Covered compensation and the calculation of average annual compensation under the IRP are generally the same as under the Pension Plan. At December 31, 1999, Mr. Langbo had 43 years of credited service under the IRP. Annual benefits payable under the IRP are offset by the value of certain other Company or subsidiary pension programs, government-sponsored benefits, e.g., Social Security or state-mandated termination benefits, and Company or subsidiary contributions to savings or thrift programs. Estimated annual benefits payable upon retirement of Mr. Langbo assuming the specified compensation and years of credited service, without the offsets described above, are as shown in the following table. Such amounts assume payments in the form of a straight life annuity.

			Years of Service

Remuneration	10	15	25	35	45

$ 300,000	$60,000	$90,000	$144,000	$198,000	$252,000

$ 500,000	$100,000	$150,000	$240,000	$330,000	$420,000

$ 750,000	$150,000	$225,000	$360,000	$495,000	$630,000

$1,000,000	$200,000	$300,000	$480,000	$660,000	$840,000

$1,500,000	$300,000	$450,000	$720,000	$990,000	$1,260,000

$2,000,000	$400,000	$600,000	$960,000	$1,320,000	$1,680,000

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is composed of non-employee, independent directors and is responsible for the establishment and oversight of executive compensation policies. The Company’s executive compensation program is significantly linked to share owner return. The emphasis is on pay for performance with individual, operational area, and corporate performance rewarded on a short- and long-term basis.

      The Company’s objective is to attract, retain, and motivate high-caliber executives who will deliver superior performance that enhances share owner value. To support this objective the Company has developed performance-based executive compensation plans with compensation opportunities (base salary, annual bonus, and long-term incentives) targeted at the 50th percentile of the Company’s peer group of companies. Awards will vary above or below the 50th percentile (median) of the peer group based on performance.

Compensation Principles

      To achieve the Company’s objectives, the Committee’s review of executive compensation incorporates the following compensation principles:

•	Compensation should encourage behavior that exemplifies the values that the Company believes are essential in building long-term growth in sales and profit, enhancing its worldwide leadership position, and providing increased value for share owners. These shared values are profit and growth, people, consumer satisfaction and quality, integrity and ethics, and social responsibility.

•	Compensation should be competitive with comparable organizations and should reward performance and contribution to the Company’s objectives.

•	As employees assume greater responsibilities, a larger proportion of their total compensation will be “at-risk” incentive compensation (both short- and long-term), subject to individual, operational area, and corporate performance measures.

•	Continuous improvement is expected in the defined targets and measures.

•	Stock options are an effective method of aligning the interests of employees and share owners and encouraging employees to think and act like owners.

      The Committee believes that a compensation program guided by these basic principles should work to ensure present and future leadership performance that will result in optimal returns to the Company’s share owners over time.

Total Compensation

      An executive’s total compensation is comprised of salary, annual bonus, long-term incentives, perquisites, and benefits. The target for total compensation for executives is the median of a select group of twenty companies (the “peer group”). The twenty companies were chosen as a benchmark for establishing executive pay levels because of their superior reputation and performance and their relevance to Kellogg Company. Most of the companies that comprise the S&P Foods Group Index are included in this group. The Committee has confirmed through survey data supplied by a compensation consultant that total compensation for executives is equivalent to the median of this group.

Salaries

      Executive salaries are established through a survey of the peer group conducted by a compensation consultant. Executive salaries are targeted at the median of this group of companies.

      The Company’s Executive Compensation Deferral Plan is designed to ensure that compensation is deductible under Section 162(m) of the Internal Revenue Code. Pursuant to this plan the portion of any executive’s salary that is over $950,000 is automatically deferred. The deferred amount is credited to an account in the form of units that are equivalent to the fair market value of the Company’s common stock. The units are payable upon retirement.

Annual Bonuses

      Target bonuses are a percentage of the executive’s base salary and are targeted at the median of the peer group. The target bonus is adjusted for appropriate corporate, operational area, and individual performance factors, given the functions of the particular executive. Corporate performance was determined based on net sales and operating profit budgets. In 1999, bonuses could range from 0% to 200% of the target bonus.

      In addition, the Company has a Senior Executive Officer Performance Bonus Plan (the “Performance Bonus Plan”) that is a performance-based plan intended to meet the deductibility requirements of Section 162(m). The Compensation Committee administers the Performance Bonus Plan. Awards are based on the achievement of pre-established performance factors, including long-term financial and non-financial objectives. With respect to the Chief Executive Officer (“CEO”), the factors are the same as those utilized by the Committee in its annual determination of his performance. The total of all bonuses granted under the Performance Bonus Plan shall not exceed 3/4 of 1% of the annual net income of the Company.

Long-Term Incentives

      The Company’s long-term incentive program consists of grants of options to purchase shares of the Company’s common stock under the 1991 Incentive Plan. Compensation pursuant to stock options is tied directly and exclusively to stock performance so that each share owner must benefit before the optionee can receive any benefit from the option. The 1991 Incentive Plan is designed to attract, retain, and reward key employees of the Company and strengthen the mutuality of interest between key employees and the share owners of the Company. Stock options are targeted at the median of the peer group. Under the 1991 Incentive Plan, no individual may be granted more than one million options in any fiscal year.

      The Company believes that option grants under the 1991 Incentive Plan meet the requirements for deductible compensation under Section 162(m). The Committee reserves the flexibility to award compensation outside of any plan qualifying under Section 162(m) should circumstances arise under which payment of such additional compensation would be in the best interests of the Company and its share owners.

      Pursuant to the Company’s Bonus Replacement Stock Option Plan, senior executives of the Company may annually elect to forego all, or a portion, of their annual bonus and receive stock options under the Company’s 1991 Incentive Plan. The Committee determines the number of options each senior executive receives using a formula based on the fair market value of the Company’s common stock on the date of grant.

      Pursuant to the 1991 Incentive Plan, the Committee has approved a program designed to award 10% of the bonus-eligible participants with approximately 10% of their salary in restricted stock. These grants are intended to help retain key employees of the Company.

Chief Executive Officer Compensation

      For 1999, the Committee determined the salary, bonus, and long-term incentive awards of the CEO substantially in conformance with the policies described above for all other executives of the Company.

      The Committee evaluated the performance of the CEO based on the Company’s achievement of its long-term financial and non-financial objectives. The Committee has determined that the accountabilities for the CEO are business performance, organizational talent, and company reputation. The accountability for business performance includes long-term business strategy, stock price performance, earnings growth, sales growth, and capital allocation. The accountability for organizational talent includes developing the strongest possible senior management team, the strongest possible talent in core jobs within the organization, continuous upgrade of talent, and diversity in the workforce. Company reputation includes enhancing the Company’s reputation among the investment community, employees, consumers, customers, and the community.

      While the performance of the Company’s stock has been disappointing, the Committee believes that Mr. Gutierrez has developed a promising business strategy. The Company achieved earnings growth in the top half of a comparable group of 12 United States-based packaged food companies, and sales growth in the top quartile of this group (all 12 of the comparable companies are included within the 13 companies that comprise the S&P Foods Group Index, the performance of which is reflected on the “Stock Performance Graph” on page 15 of this Proxy Statement). The Committee also determined that capital allocation has been successfully managed. In the area of organizational talent, Mr. Gutierrez has developed a strong management team and strengthened talent in core jobs within the organization. The Committee also believes that he has been successful in continuously upgrading talent, in part through the implementation of a new performance management system, and in driving diversity.

      In addition, the Committee evaluated the performance of the CEO based upon a variety of short-term factors, including the Company’s net sales, net earnings, earnings per share, economic profit, and the extent to which strategic and business plan goals are met. The Committee does not assign relative weights or rankings to each of such factors but instead makes a subjective determination based upon a consideration of all such factors. The Committee believes that Mr. Gutierrez’s total compensation for 1999 appropriately reflects the Company’s performance as measured against these factors.

COMPENSATION COMMITTEE:

Claudio X. Gonzalez (Chairman)
Gordon Gund
J. Richard Munro
William C. Richardson
John L. Zabriskie
February 17, 2000

Stock Performance Graph

      The following graph compares the yearly change in the Company’s cumulative, five-year total share owner return with the Standard and Poor’s 500 Stock Index (the “S&P 500”) and the Standard and Poor’s Foods Group Index (the “S&P Foods”). The graph assumes that $100 was invested on December 31, 1994, in each of the Company’s common stock, the S&P 500, and the S&P Foods, and that all dividends were reinvested.

Graph

	S&P 500	S&P FOODS	KELLOGG

1994	100.00	100.00	100.00
1995	138.00	127.00	136.00
1996	169.00	151.00	118.00
1997	225.00	217.00	183.00
1998	290.00	234.00	129.00
1999	351.00	181.00	119.00

	1994	1995	1996	1997	1998

S&P 500	100	138	169	225	290

S&P FOODS	100	127	151	217	234

KELLOGG	100	136	118	183	129

[Additional columns below]

[Continued from above table, first column(s) repeated]

1999

S&P 500	351

S&P FOODS	181

KELLOGG	119

Proposal 2.

PROPOSAL TO APPROVE ADOPTION OF THE KELLOGG COMPANY 2000
NON-EMPLOYEE DIRECTOR STOCK PLAN

      The Board of Directors adopted the Kellogg Company 2000 Non-Employee Director Stock Plan (the “Director Stock Plan”) on February 18, 2000, subject to approval by the share owners at the Annual Meeting.

      The Board of Directors believes that the ownership of common stock by directors supports the maximization of long-term share owner value by aligning the interests of directors with those of share owners. A summary of the Director Stock Plan is set forth below. The summary is qualified in its entirety by the full text of the Director Stock Plan, attached to this Proxy Statement as Appendix A.

Purpose

      The purpose of the Director Stock Plan is to promote the long-term growth of Kellogg Company by increasing the proprietary interest of non-employee directors in Kellogg Company and to attract and retain highly qualified and capable non-employee directors.

Shares Subject To The Director Stock Plan

      Subject to adjustment as provided in Section 11 of the Director Stock Plan, the aggregate number of shares available for all grants of options and awards of shares under the Director Stock Plan shall not exceed 1,000,000. Adjustments may occur in the event of stock splits, stock dividends, or changes in corporate structure affecting the Company’s common stock.

Administration of the Director Stock Plan

      The Director Stock Plan will be administered by the Compensation Committee of the Board (the “Committee”). The Board may amend or terminate the Director Stock Plan at any time, but the terms of an option granted under the Director Stock Plan may not be adversely modified without the participant’s consent.

Options

      If the Director Stock Plan is approved by the share owners, effective as of the date of the Annual Meeting, each non-employee director will be granted an option to purchase 5,000 shares of common stock. Additionally, each non-employee director will be granted an option to purchase 5,000 shares of common stock on January 31, 2001, and each January 31st thereafter, while the Director Stock Plan is in effect. If a non-employee director begins service on a date other than the date of the Annual Meeting of Share Owners in any year, the number of options granted for the year shall be prorated.

      The exercise price per share of all stock options granted under the Director Stock Plan will be equal to the fair market value per share of common stock on the grant date. Options granted under the Director Stock Plan vest immediately or on such other date as set by the Committee, and will have exercise dates as determined by the Committee, but shall not be exercisable until six months from the grant date. Options granted under the Director Stock Plan may be exercised until the tenth anniversary of the grant date. Options may be exercised either by the payment of cash in the amount of the aggregate option price or by surrendering (or attesting to ownership of) shares of Kellogg Company common stock owned by the participant for at least six months prior to the date the option is exercised, or a combination of both, having a combined value equal to the aggregate option price of the shares subject to the option or portion of the option being exercised. Any option or portion thereof that is not exercised on or before the tenth anniversary of the grant date shall expire.

      Options granted under the Director Stock Plan will not be transferable by the participant other than by court order, will, or the laws of descent and distribution, except that the Committee may provide for the transferability of any particular option in the manner set forth in the related stock option agreement.

Stock Grants

      On May 1st of each year beginning in 2000, an annual award of 1,700 shares will be made to each non-employee director. Non-employee directors elected or appointed to the Board at any time other than the date of the Annual Meeting shall receive a pro-rated initial award.

Change of Control

      If there is a “Change of Control” of the Company (as defined in Section 11.4 of the Director Stock Plan), in order to preserve the Non-Employee Directors’ rights, then all options outstanding shall become fully exercisable.

U.S. Federal Income Tax Consequences

      The grant of an option under the Director Stock Plan will not result in income for the participant or in a deduction for the Company. The exercise of an option will generally result in compensation income for the participant and a deduction for the Company, in each case measured by the difference between the exercise price and the fair market value of the shares at the time of exercise.

      The receipt of shares of common stock under the Director Stock Plan will generally result in compensation income for the participant and a deduction for the Company, based on the fair market value of the shares on the date awarded.

NEW PLAN BENEFITS
Kellogg Company 2000 Non-Employee Director Stock Plan

Name and Position	Dollar Value		Number of Units

Non-Employee Director Group*	$	xxx,xxx	1,700 Shares

*	There are 10 Non-Employee Directors who will each receive 1,700 shares of the Company’s common stock. The dollar value was calculated based upon the closing price per share of Kellogg Company common stock, as reported on the New York Stock Exchange on February 29, 2000, $ .

      To become effective, the Kellogg Company 2000 Non-Employee Director Stock Plan must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE KELLOGG COMPANY 2000 NON-EMPLOYEE DIRECTOR STOCK PLAN.

Proposal 3.

PROPOSAL TO APPROVE ADOPTION OF THE KELLOGG COMPANY 2001
LONG-TERM INCENTIVE PLAN

      On February 18, 2000, the Board of Directors adopted the Kellogg Company 2001 Long-Term Incentive Plan (the “2001 Plan”) subject to approval by the share owners at the Annual Meeting.

      The Company’s current incentive plan, the 1991 Key Employee Long Term Incentive Plan, expires in 2001 and the Board believes that the 2001 Plan is necessary because it will enable the Company to attract, retain, and motivate employees and officers and to align the interests of those individuals and the Company’s share owners. A summary of the basic features of the 2001 Plan is set forth below. The summary is subject to the specific provisions contained in the full text of the 2001 Plan set forth in Appendix B to this Proxy Statement.

Purpose

      The purpose of the 2001 Plan is to further and promote the interests of Kellogg Company and its share owners by enabling the Company to attract, retain, and motivate employees and officers and to align the interests of those individuals and the Company’s share owners. To do this, the 2001 Plan offers performance-based incentive awards and equity-based opportunities providing such employees and officers with a proprietary interest in maximizing the growth, profitability, and overall success of the Company.

Administration

      The 2001 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is currently composed of five non-employee directors of the Company. Each member of the Committee is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). No member of the Committee is eligible to participate in the 2001 Plan. Under the terms of the 2001 Plan, the Committee has the authority to select the participants, make awards in such amounts and form as the Committee shall determine, impose restrictions, terms, and conditions upon such awards as the Committee shall deem appropriate, and correct any technical defects or omissions in the 2001 Plan or any award agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the 2001 Plan. In addition, the Committee may, in its sole discretion, delegate its authority to one or more senior executive officers of the Company for the purpose of making awards to participants who are not subject to Section 16 of the Exchange Act.

Eligibility

      Key employees and officers, or those who will become key employees or officers, of the Company and/or its subsidiaries are eligible to receive awards under the 2001 Plan. Awards under the 2001 Plan will be made by the Committee or by a senior executive officer who has been delegated authority to grant awards to participants who are not subject to Section 16 of the Exchange Act. No determination has been made as to future awards which may be granted under the 2001 Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company.

Section 162(m)

      Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to its Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. Awards under the 2001 Plan are designed to qualify as qualified performance-based compensation, by satisfying the following requirements: (i) the performance goals are determined by the Committee consisting solely of outside directors; (ii) the material terms under which the compensation is to be paid, including examples of the performance goals, are approved by a majority of Kellogg Company share owners; and (iii) if applicable, the Committee certifies that the applicable performance goals and any other material terms were satisfied before payment of any performance-based compensation is made.

Awards

      All awards will be evidenced by an award agreement between the Company and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

      Types of awards under the 2001 Plan include:

•	Stock Options — The Committee may grant Incentive Stock Options or Non-Qualified Stock Options (collectively referred to as “stock options”). An Incentive Stock Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code. A Non-Qualified Stock Option is any other stock option granted by the Committee that is not specifically designated as an Incentive Stock Option. The exercise price of Incentive Stock Options shall be determined by the Committee, but in no event shall the exercise price be less than 100% of the fair market value of the Company’s common stock on the grant date. The term of each stock option shall be determined by the Committee, provided, however, that the term of Incentive Stock Options shall not exceed 10 years (5 years if granted to a 10% share owner). Options may be exercised in whole or in part, and the option price may be satisfied in cash or, if permitted by the Committee, by surrendering to the Company (or attesting to the ownership of) previously acquired Kellogg Company common stock owned by the participant for at least six months prior to the date the option is exercised and having a fair market value equal to the option price.

The 2001 Plan provides for “reload” options, which the Company sometimes refers to as Accelerated Ownership Feature (“AOF”) options. A reload, or AOF option, is granted to the participant if he or she surrenders (or attests to the ownership of) Kellogg Company common stock to pay the exercise price of a stock option and related taxes. The participant is granted a reload option for the number of shares surrendered. The expiration date of the reload option is the same as the original option and the exercise price is the fair market value of the Company’s common stock on the grant date.

•	Stock Appreciation Rights — Stock Appreciation Rights (or “SARs”) represent a right to receive a payment, in cash, shares of the Company’s common stock, or a combination, equal to the excess of the fair market value of a specified number of shares of Kellogg Company common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. SARs may be exercised in accordance with the terms established by the Committee, but in no event may a participant exercise an SAR prior to six months from the grant date.

•	Restricted Shares — Restricted Shares are shares of Kellogg Company common stock granted to a participant, subject to such restrictions as the Committee deems appropriate, including, (a) restrictions on the sale or transfer of such shares, (b) the requirement that the participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons or for other reasons including the failure to achieve designated performance goals. Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.

•	Performance Units — A Performance Unit is an award of units (with each unit representing such monetary amount as designated by the Committee) granted to a participant, subject to such terms as the Committee deems appropriate, including the requirement that the participant forfeit such units (or a portion thereof) if certain performance criteria are not met. In setting performance criteria, the Committee may use such measures as total share owner return, return on equity, net earnings growth, sales or revenue growth, cash flow, comparisons to peer companies, individual or aggregate participant performance or such other measures of performance as the Committee may deem appropriate. The Committee shall have the authority to adjust the performance criteria, in its sole discretion, as it deems appropriate.

Number of Shares

      The maximum number of shares of Kellogg Company common stock for which awards may be granted under the 2001 Plan may not exceed 26 million shares. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the 2001 Plan are subject to proportional adjustment as determined by the Committee, to reflect certain stock changes, such as stock dividends and stock splits.

Change of Control

      If there is a “Change of Control” of the Company (as defined in Section 14 of the 2001 Plan), in order to preserve the participants’ rights the following shall occur: (a) all stock options and SARs become fully vested and exercisable; (b) all restrictions on Restricted Shares shall be deemed lapsed; and (c) the performance criteria for all Performance Units shall be deemed completed.

U.S. Federal Income Tax Consequences of Stock Options

      The grant of a stock option under the 2001 Plan will not result in taxable income at the time of grant for the participant or the Company. A participant will recognize taxable income (subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize taxable income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

The Term of the 2001 Plan and Matters relating to its Amendment, Suspension and/or Termination

      The term of the 2001 Plan is ten years from the date the first award is granted. Awards outstanding at the end of the ten years will be subject to their terms but no further awards shall be granted after termination of the 2001 Plan. The Board may suspend or terminate the 2001 Plan (or any portion thereof) at any time, and may amend the 2001 Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the participants to benefit from any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. However, no such amendment, suspension, or termination shall materially adversely affect the rights of any participant and the Board may not make any change that would disqualify the 2001 Plan or any other plan of the Company from the benefits provided under Section 422 of the Code. Finally, except as set forth in Section 13 of the 2001 Plan (pertaining to changes in capitalization and other matters), the Board may not increase the number of shares available for awards without share owner approval.

Effective Date

      The 2001 Plan is effective on February 18, 2000, the date of its adoption by the Board of Directors subject to share owner approval.

Additional Information

      To become effective, the Kellogg Company 2001 Long-Term Incentive Plan must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

      Because the Committee does not intend to issue any awards under the 2001 Plan until 2001, the Committee has made no determinations as to any awards under the 2001 Plan.

      The closing price per share of Kellogg Company common stock as reported on the New York Stock Exchange on February 29, 2000 was           .

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE KELLOGG COMPANY 2001 LONG-TERM INCENTIVE PLAN.

Proposal 4.

PROPOSED AMENDMENT TO THE COMPANY’S AMENDED
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

      The Company’s Board of Directors has adopted a resolution recommending that the share owners adopt an amendment to Article FOURTH of the Company’s Amended Restated Certificate of Incorporation (the “Certificate of Incorporation”) in order to increase the authorized number of shares of the Company’s common stock from 500 million to one billion (the “Amendment”). If the Amendment is approved, the first sentence of the first paragraph of Article FOURTH of the Certificate of Incorporation, which sets forth the Company’s presently authorized capital stock, will be deleted and replaced with the following:

“The total number of shares of capital stock which this Corporation shall have authority to issue is 1,000,000,000 shares of common stock of the par value of $0.25 per share.”

      The Board believes that the authorized number of shares of common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board including, without limitation: acquiring other businesses in exchange for shares of the Company’s common stock; entering into collaborative research and development arrangements with other companies in which common stock or the right to acquire common stock is part of the consideration; facilitating broader ownership of the Company’s common stock by effecting a stock split or issuing a stock dividend; providing flexibility for possible future financings; and attracting and retaining valuable employees and directors by the issuance of additional stock options or awards.

      Other than for the possibility of issuing new shares pursuant to the Company’s option plans, the Company at present has no commitments, agreements, or undertakings to issue any such additional shares. The Board considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise. If required by law or regulation, the Company will seek share owner approval prior to any issuance of shares.

      The Company intends to apply to the New York Stock Exchange, on which the shares of the Company’s common stock are currently listed, to list the additional shares to be issued and reserved for future issuance as a result of the Amendment. Shares of the Company’s common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The issuance of additional shares of common stock could have the effect of diluting existing share owner earnings per share, book value per share, and voting power. Adoption of this proposal requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. Shares not voted (whether by abstention, broker “non-votes,” or otherwise) have the effect of a vote against the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S AMENDED RESTATED CERTIFICATE OF INCORPORATION.

Proposal 5.

SHARE OWNER PROPOSAL

      The Sisters of St. Joseph, P.O. Box 34, Nazareth, MI 49074, the holders of 8,000 shares of Kellogg Company common stock, and the Retirement Plans For the Employees of the Sisters of Mercy Regional Community of Detroit, 34605 Twelve Mile Road, Farmington Hills, MI 48331, the holders of 1,100 shares of Kellogg Company common stock, have informed the Company that they intend to present the following proposal at the Annual Meeting of Share Owners.

      Adoption of the proposal will require the affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the meeting. Securities and Exchange Commission rules require that we reprint the proposal and supporting statement as it was submitted to us. The proposal, as submitted, is as follows:

GENETIC ENGINEERING IN FOOD PRODUCTS

WHEREAS:

      International markets for genetically engineered (GE) foods are threatened by extensive resistance to gene protection technology, transgenic technology and genetically altered foods;

•	Several of Europe’s largest food retailers, including Tesco, Sainsbury Group, Carrefour, and Rewe, have committed to removing GE ingredients from their store-brand products;

•	In the UK, three fast-food giants — McDonald’s, Burger King, and Kentucky Fried Chicken — are eliminating GE soya and corn ingredients from their menus;

•	Gerber Products Co. announced in July 1999 that they would not allow GE corn or soybeans in any of their baby foods;

•	Archer Daniels Midland asked its grain suppliers in August 1999 to segregate their genetically engineered crops from conventional crops;

      There is increasing scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment;

•	The U.S. Department of Agriculture has acknowledged (July 13, 1999) the need to develop a comprehensive approach to evaluating long-term and secondary effects of GE products;

•	As early as 1989, scientists reported that GE foods may pose risks to human health;

•	Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt), to make them insect-resistant. When plants are genetically engineered to resist predators, the plant defense systems may involve the synthesis of natural carcinogens, and may pose a public health risk;

•	In 1998, research showed that Bt crops are building up Bt toxins in the soil;

•	In 1999, the European Union suspended approval of new genetically engineered organisms until a new safety law for genetically engineered organisms is implemented in 2002. This followed a new study that showed Bt corn pollen may harm monarch butterflies.

      In the U.S., we have a long tradition of citizens’ “Right to Know”; an expression of this includes the current laws requiring nutritional labeling of foods;

•	A January 1999 Time/ CNN poll indicated that 81% of Americans said that GE food should be labeled as such;

•	GE crops may incorporate genes that are allergens or from animal species. Individuals can not avoid them for health or religious reasons unless they are labeled;

•	The European Union requires labeling of GE foods, as will Japan, New Zealand, and Australia.

      RESOLVED: Shareholders request the Board of Directors to adopt a policy of removing genetically engineered crops, organisms, or products thereof from all products sold or manufactured by the company, where feasible, until long-term safety testing has shown that they are not harmful to humans, animals, and the environment; with the interim step of labeling and identifying these products that may contain these ingredients, and reporting to the shareholders by August 2000.

SUPPORTING STATEMENT

      We believe that this technology involves significant social, economic, and environmental risks. Our company should take a leadership position in delaying market adoption of genetically engineered crops and foods. Failure to do so could leave our company financially liable, should detrimental effects to public health or the environment appear in the future.

STATEMENT IN OPPOSITION TO THE PROPOSAL

      Kellogg Company has provided high quality, healthy food products to consumers for over 90 years. Kellogg has, and always will have, the greatest concern for food safety. Although we recognize that the issues of biotechnology and genetically engineered foods raise concerns with certain consumers, Kellogg’s management and Board of Directors believe that the share owner proposal set forth above should be rejected.

•	The proposal does not allow Kellogg the flexibility it needs to meet consumers’ changing demands.

      Kellogg needs the flexibility to quickly adjust our product and ingredient mix, depending on consumer needs and preferences. Kellogg’s best interest is not served by a complete prohibition on certain products. The proposal seeks to remove “genetically engineered crops, organisms, or products thereof” from all products sold or manufactured by Kellogg and to label all products that contain these ingredients. The decision to remove or label products should be a business decision based on the considerations of financial costs, consumer acceptance, and product safety. A hard and fast rule of prohibition is inappropriate. Because it would not allow Kellogg to sell such products and respond to consumer preferences, adopting the proposal could place Kellogg at a competitive disadvantage.

•	The proposal is not scientifically sound.

      Based upon all of the scientific data available to date, Kellogg firmly believes that all of the products that we sell, including those that contain ingredients developed through biotechnology, are safe. The food industry is highly regulated on a world-wide basis, and Kellogg products meet or exceed the consumer safety and quality requirements in every country in which they are sold. The United States Department of Agriculture is one of three federal agencies, along with the Environmental Protection Agency and the U.S. Food and Drug Administration, primarily responsible for regulating biotechnology in the United States. For further information on the regulation and benefits of biotechnology we suggest that you visit the USDA website at www.usda.gov and click on the heading “Biotechnology”.

•	Adopting the proposal would not aid in consumer understanding of the issue.

      Government leaders, scientists, religious leaders, and a wide range of individuals around the world believe that the use of biotechnology in foods could give us great benefits, including: the ability to save and improve human lives by increasing food production; providing increased nutrients and possibly vaccines in food; and allowing for the reduced use of pesticides, helping to better preserve our environment for future generations. The proponents do not address these considerations.

      The proponents also do not address the great progress made by farmers and scientists who have been improving products through cross-pollination and other breeding techniques for well over 100 years. This has led to an ever-improving food supply, producing crops that are larger, more resistant to insects and diseases, and more plentiful. We believe that Kellogg share owners will be better served if this progress continues while your Company remains sensitive to consumer concerns and product acceptance.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE PROPOSAL.

Share Owner Recommendations for Director Nominees

      The Nominating and Corporate Governance Committee will consider share owner recommendations for nominees for membership on the Board of Directors. For the 2001 Annual Meeting of Share Owners, recommendations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016-3599, which will forward them to the Chairman of the Nominating and Corporate Governance Committee. Recommendations must be in writing and must be received by the Company not earlier than December 1, 2000, and not later than January 30, 2001. Recommendations must also include certain other requirements specified in the Company’s Bylaws.

Share Owner Proposals for the 2001 Annual Meeting

      Share owner proposals submitted for presentation at the 2001 Annual Meeting of Share Owners must be received by the Company no later than November 17, 2000. If a share owner raises a matter at the 2001 Annual Meeting of Share Owners, the Company may exercise discretionary authority (vote the shares in the discretion of the persons named in the proxy card) unless the share owner notifies the Company of the matter before January 31, 2001.

Independent Public Accountants

      PricewaterhouseCoopers LLP is the independent auditor for the Company. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.

Annual Report on Form 10-K

      Upon written request, the Company will provide any share owner, without charge, a copy of the Company’s Annual Report on Form 10-K for 1999 filed with the Securities and Exchange Commission, including the financial statements and schedules, but without exhibits. Direct requests to the Consumer Affairs Office, Kellogg Company, P.O. Box CAMB, Battle Creek, Michigan 49016-1986. You may also obtain this document and certain other of the Company’s SEC filings through the Internet at www.sec.gov.

By Order of the Board of Directors,

Janet Langford Kelly

Executive Vice President
General Counsel and Secretary

March 17, 2000

APPENDIX A — KELLOGG COMPANY 2000 NON-EMPLOYEE DIRECTOR STOCK PLAN

      1.  Purpose.  The purpose of the Kellogg Company 2000 Non-Employee Director Stock Plan is to promote the long-term growth of Kellogg Company by increasing the proprietary interest of Non-Employee Directors in Kellogg Company and to attract and retain highly qualified and capable Non-Employee Directors.

      2.  Definitions.  Unless the context clearly indicates otherwise, for the purposes of the Plan, the following terms shall have the following meanings:

2.1 “Award” means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares or any combination thereof.

2.2 “Board” means the Board of Directors of Kellogg Company, as constituted from time to time.

2.3 “Committee” means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.

2.4 “Company” means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.

2.5 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6 “Fair Market Value” means with respect to any date, the average between the highest and lowest sale prices per share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sales of shares reported on such date, the Fair Market Value of a share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per share on such Composite Tape for the last preceding date on which sales of shares were reported.

2.7 “Option” means an option to purchase Shares awarded under Sections 8 or 9 which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

2.8 “Option Grant Date” means the date upon which an Option is granted to a Non-Employee Director.

2.9 “Optionee” means a Non-Employee Director of the Company to whom an Option has been granted or, in the event of such Non-Employee Director’s death prior to the expiration of an Option, such Non-Employee Director’s executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Section 7 hereof, such permitted transferee.

2.10 “Non-Employee Director” means a director of the Company who is not an employee of the Company or any subsidiary of the Company.

2.11 “Plan” means the Kellogg Company 2000 Non-Employee Director Stock Plan, as amended and restated from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.12 “Shares” means Shares of the common stock, par value $.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.13 “Stock Option Agreement” means a written agreement between a Non-Employee Director and the Company evidencing an Option.

2.14 “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

      3.  Administration.

3.1 Administrator of the Plan. The Plan shall be administered by the Compensation Committee of the Board.

3.2 Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee’s best business judgment as to the best interests of the Company and its share owners and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

3.3 Determinations of Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

3.4 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

      4.  Awards.  Awards in the form of Options shall be granted to Non-Employee Directors in accordance with Section 8. Awards in the form of Shares shall be granted to Non-Employee Directors in accordance with Section 9. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement.

4.1 Reload Provision. The Committee may provide in any Stock Option Agreement that if the Optionee exercises a Stock Option using Shares held for at least six (6) months and/or elects to have Shares withheld to satisfy the Company’s withholding obligations, the Optionee will then receive a new option covering the number of Shares used to exercise and/or satisfy withholding obligations. Such option will have a per share exercise price equal to the then Fair Market Value of the Shares, and will be subject to such terms and conditions as the Committee, in its sole discretion, may determine. Nothing in this Section 4.1 will restrict the Committee’s ability to fix or limit in a Stock Option Agreement the maximum number of Shares available under any new option granted pursuant to a Stock Option Agreement.

      5.  Eligibility.  Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Sections 8 and 9.

      6.  Shares Subject to the Plan.  Subject to adjustment as provided in Section 11, the aggregate number of Awards available for all grants of Options and awards of Shares under the Plan shall not exceed 1,000,000. Further, subject to adjustment as provided in Section 11, the aggregate number of Shares available for Awards pursuant to Section 9 shall not exceed 250,000. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of common stock, the shares of common stock which were thereto subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

      7.  Transferability of Options.  Unless otherwise provided in the Stock Option Agreement, no Option granted under the Plan, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by an Optionee or any beneficiary(ies) of any Optionee, except by testamentary disposition by the Optionee or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Optionee’s debts, judgments, alimony, or separate maintenance. Unless otherwise provided in the Stock Option Agreement, during the lifetime of the Optionee, Options are exercisable only by the Optionee.

      8.  Options.  Each Non-Employee Director shall be granted Options, subject to the following terms and conditions:

8.1 Time of Grant. All continuing Non-Employee Directors shall be granted the Option to purchase 5,000 Shares on the date of the 2000 Annual Meeting of Share Owners. On January 31st of each year (or annually on such other date as the Committee may grant options to the Company’s executive officers under an incentive plan approved by the share owners) beginning in 2001, each continuing Non-Employee Director shall be granted an Option to purchase 5,000 Shares. If a person is first elected or appointed as a Non-Employee Director other than on the date of the Annual Meeting of Share Owners, then on the date on which that person first begins to serve as a Non-Employee Director he or she shall be granted an Option to purchase a pro-rated number of Shares based upon the number of days remaining until the next Annual Meeting of Share Owners divided by 365.

8.2 Purchase Price. The purchase price per Share under each Option granted pursuant to this Section shall be 100% of the Fair Market Value per Share on the Option Grant Date.

8.3 Vesting and Exercise of Options. Subject to Section 10, each Option granted to a Non-Employee Director shall be fully vested on and after the Option Grant Date or on such other date as set by the Committee. Each Option shall be fully exercisable on and after a date as set by the Committee, which date shall be at least six months after the Option Grant Date, and, subject to Section 10, shall not be exercisable prior to such date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Company from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Committee that such Shares have been owned by the Optionee for at least six months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

      9.  Shares.

9.1 Stock Grants. On May 1st of each year beginning in 2000, an annual Award of 1,700 Shares shall be made to each Non-Employee Director. Non-Employee Directors first elected or appointed to the Board at any time other than the Annual Meeting of Share Owners shall receive an initial Award on the date on which that person first begins to serve as a Non-Employee Director, pro-rated based upon the number of days remaining until the next Annual Meeting of Share Owners divided by 365.

9.2 Stock Account. The Committee may provide that annual Awards shall be made by entry into a stock account. If the Committee does so, the Company shall establish a bookkeeping account in the name of each Non-Employee Director (the “Stock Account”). For any Award made by Stock Account entry, the Non-Employee Director’s Stock Account shall be adjusted to reflect such Shares and an aggregate number of Shares credited to each Non-Employee Director on such date shall be transferred by the Company to the Kellogg Company Grantor Trust for Non-Employee Directors. Except for the right to direct the Trustee as to the manner which the Shares are to be voted, a Non-Employee Director shall not have any rights with respect to any Shares credited to the Non-Employee Director’s Stock Account and transferred to the Trust until the date the Non-Employee Director ceases, for any reason, to serve as a director of the Company. Dividends on the Shares held in Stock Accounts will be credited to the Non-Employee Director’s Stock Account to be used to acquire additional Shares.

      10.  Amendment, Suspension, and Termination.

10.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company, or the Non-Employee Directors to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension, or termination shall (a) materially adversely affect the rights of any Non-Employee Director under any outstanding Options or Share grants, without the consent of such Non-Employee Director, (b) revise the exercise price of any outstanding Option without share owner approval, or (c) increase the number of Shares available for Awards pursuant to Section 6 without share owner approval.

10.2 Stock Option Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Options in any manner to the extent that the Committee under the Plan or any Stock Option Agreement could have initially determined the restrictions, terms and provisions of such Options, including, without limitation, changing or accelerating the date or dates as of which such Options shall become exercisable. No such amendment or modification shall, however, materially adversely affect the rights of any Non-Employee Director under any such Award without the consent of such Non-Employee Director.

      11.  Changes in Capitalization and Other Matters.

11.1 No Corporate Action Restriction. The existence of the Plan, any Stock Option Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the share owners of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Non-Employee Director, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, share owners or agents of the Company or any Subsidiary, as a result of any such action.

11.2 Recapitalization Adjustments. If the Board determines that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change of Control or exchange of common stock or other securities of the Company, or other corporate transaction or event affects the common stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of common stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

11.3 Mergers. If the Company enters into or is involved in any merger, reorganization, Change of Control or other business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing such Options with substitute stock options in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Options granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change of Control occurs, the Company shall have the right, but not the obligation, to cancel each Non-Employee Director’s Options and to pay to each affected Non-Employee Director in connection with the cancellation of such Non-Employee Director’s Options, an amount equal to the excess of the Fair Market Value, as determined by the Board, of the common stock underlying any unexercised Options (whether then exercisable or not) over the aggregate exercise price of such unexercised Options.

Upon receipt by any affected Non-Employee Director of any such substitute stock options (or payment) as a result of any such Merger Event, such Non-Employee Director’s affected Options for which such substitute options (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Non-Employee Director.

11.4 Change of Control Provisions.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)	Any Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable, shall become fully exercisable; and

(ii)	The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)	An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11.4(b); or

(ii)	A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s share owners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (“Corporate Transaction”); in each case, unless immediately following such Corporate Transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except, to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the share owners of the Company of a complete liquidation or dissolution of the Company.

      12.  Foreign Directors.  Without amending the Plan, Awards granted to Non-Employee Directors who are foreign nationals may have such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operate or have Non-Employee Directors.

      13.  Miscellaneous.

13.1 Listing, Registration and Other Legal Compliance. No Awards shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for Shares delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the common stock is then listed, and any applicable federal or state securities law. In addition, if at any time specified herein (or in any Stock Option Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Shares, or (c) the payment of amounts to or through a Non-Employee Director with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Non-Employee Director (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such Shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

13.2 Stock Option Agreements. Each Non-Employee Director receiving an Award under the Plan shall enter into a Stock Option Agreement with the Company in a form specified by the Committee. Each such Non-Employee Director shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

13.3 Designation of Beneficiary. Each Non-Employee Director to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Option or to receive any payment which under the terms of the Plan and the relevant Stock Option Agreement may become exercisable or payable on or after the Non-Employee Director’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Non-Employee Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Non-Employee Director, or if the designated beneficiaries have predeceased the Non-Employee Director, the beneficiary shall be the Non-Employee Director’s estate. If the Non-Employee Director designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Non-Employee Director has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Non-Employee Director.

13.4 Obligation to Reelect. Nothing in this Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any Director for reelection by the Company’s share owners.

13.5 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

      14.  Effective Date and Term of Plan. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company’s share owners in accordance with the Internal

Revenue Code. If share owner approval is not obtained at the 2000 Annual Meeting of Share Owners, the Plan shall be nullified. The Plan shall terminate on February 17, 2010, unless terminated earlier by the Board.

      As adopted by the Board on February 18, 2000.

KELLOGG COMPANY
One Kellogg Square
Battle Creek, MI 49016-3599

APPENDIX B — KELLOGG COMPANY 2001 LONG-TERM INCENTIVE PLAN

      1.  Purpose. The purpose of the 2001 Long-Term Incentive Plan (the “Plan”) is to further and promote the interests of Kellogg Company, its Subsidiaries and its share owners by enabling the Company and its Subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers, and to align the interests of those individuals and the Company’s share owners. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees and officers with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

      2.  Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:

2.1 “Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.

2.2 “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 16.7 of the Plan in connection with the granting of an Award.

2.3 “Board” means the Board of Directors of Kellogg Company, as constituted from time to time.

2.4 “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5 “Committee” means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.

2.6 “Common Stock” means the Common Stock, par value $.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.7 “Company” means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.

2.8 “Disability” means disability as defined in the Participant’s then effective employment agreement, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.8, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10 “Fair Market Value” means, with respect to any date, the average between the highest and lowest sale prices per share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sales of shares reported on such date, the Fair Market Value of a share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per share on such Composite Tape for the last preceding date on which sales of shares were reported.

2.11 “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.12 “Non-Qualified Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not an Incentive Stock Option.

2.13 “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.14 “Performance Units” means the monetary units granted under Section 9 of the Plan and the relevant Award Agreement.

2.15 “Plan” means the Kellogg Company 2001 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.16 “Restricted Shares” means the restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.17 “Retirement” means the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of normal retirement age under Company-sponsored pension or retirement plans, or any other age with the consent of the Board.

2.18 “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

2.19 “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

      3.  Administration.

3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

      4.  Term of Plan/ Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on such date as is ten years from the date the first award is granted hereunder, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 13.2 of the Plan, shall not exceed 26 million shares. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

4.3 Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan, the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 of the Plan and the maximum number of shares of Common Stock potentially issuable under grants or payments of Performance Units pursuant to Section 9 of the Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

      5.  Eligibility.  Individuals eligible for Awards under the Plan shall consist of key employees and officers, or those who will become key employees or officers, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.

      6.  Stock Options.

6.1 Terms and Conditions. Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the “Stock Option(s))”. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Share Owner”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Incentive Stock Option; provided, further, however, that, in the case of a 10% Share Owner, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the grant date.

6.4 Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Share Owner) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft, or money order payable to the order of the Company, if permitted by the Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of Common Stock already owned by the Participant for at least six (6) months, or, if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, or (b) some other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again. The shares issued to an optionee for the portion of any Stock Option exercised by attesting to the ownership of shares shall not exceed the number of shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of shares for which attestation of ownership is submitted. The value of owned shares submitted (directly or by attestation) in full or partial payment for the shares purchased upon exercise of a Stock Option shall be equal to the aggregate Fair Market Value of such owned shares on the date of the exercise of such Stock Option.

6.6 Exercisability. Any Stock Option granted under the Plan shall become exercisable on such date or dates as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option. Notwithstanding anything to the contrary contained in this Section 6.6, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

6.7 Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.

6.8 Reload Provision. The Committee may provide in any Award Agreement that if the optionee exercises a Stock Option using shares held for at least six (6) months and/or elects to have shares withheld to satisfy the Company’s withholding obligations, the optionee will then receive a new option covering the number of shares used to exercise and/or satisfy withholding obligations. Such option will have a per share exercise price equal to the then Fair Market Value of the shares, and will be subject to such terms and conditions as the Committee, in its sole discretion, may determine. Nothing in this Section 6.8 will restrict the Committee’s ability to fix or limit in an Award Agreement the maximum number of shares available under any new option granted pursuant to an Award Agreement.

      7.  Stock Appreciation Rights.

7.1 Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2 Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the grant date of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

7.3 Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

7.4 Date of Exercisability. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the date which is six (6) months after the date on which the Stock Appreciation Right was granted or prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

7.5 Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

7.6 Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

      8.  Restricted Shares.

8.1 Terms and Conditions. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Kellogg Company 2001 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Kellogg Company. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Kellogg Company, One Kellogg Square, Battle Creek, MI 49016. Kellogg Company will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Kellogg Company reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

8.2 Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

8.3 Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan.

8.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

8.5 Share Owner Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a share owner of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

      9.  Performance Units.

9.1 Terms and Conditions. Performance Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

9.2 Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

9.3 Grants. Performance Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units granted to any Participant.

9.4 Performance Goals and Performance Periods. Participants receiving a grant of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total share owner return, return on equity, net earnings growth, sales or revenue growth, cash flow, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time.

9.5 Payment of Units. With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned. Payment in settlement of earned Performance Units shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, or in Restricted Shares, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement.

      10.  Deferral Elections/ Tax Reimbursements/ Other Provisions.

10.1 Deferrals. The Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals. The Committee may also provide in the relevant Award Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement, or earn out of any Award made under the Plan.

10.2 Performance-Based Awards. Performance Units, Restricted Shares, and other Awards subject to performance criteria that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the performance goals shall be the attainment of preestablished levels of any of net income, market price per share, earnings per share, return on equity, return on capital employed and/or cash flow. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.

10.3 Maximum Yearly Awards. The maximum annual Common Stock amounts in this Section 10.3 are subject to adjustment under Section 13.2 and are subject to the Plan maximum under Section 4.2.

10.3.1 Performance-Based Awards. The maximum amount payable in respect of Performance Units, performance-based Restricted Shares and other Awards in any calendar year may not exceed 2,600,000 shares of Common Stock (or the then equivalent Fair Market Value thereof) in the case of any individual Participant. Further, the aggregate number of Performance Units, performance-based Restricted Shares and other Awards (excluding Awards granted under Section 6 and Section 7) granted to Participants under this Plan shall not exceed 2,750,000.

10.3.2 Stock Options and SARs. Each individual Participant may not receive in any calendar year Awards of Options or Stock Appreciation Rights exceeding 2,600,000 underlying shares of Common Stock.

      11.  Dividend Equivalents. In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options, and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

      12.  Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

      13.  Changes in Capitalization and Other Matters.

13.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the share owners of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, share owners or agents of the Company or any Subsidiary, as a result of any such action.

13.2 Recapitalization Adjustments. If the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change of Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of

(i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the maximum limitation upon Options, Performance Units and performance-based Restricted Shares that may be granted to any individual participant, (iii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the exercise price with respect to any Stock Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

13.3 Mergers. If the Company enters into or is involved in any merger, reorganization, Change of Control or other business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing such Stock Options with substitute stock options and/or stock appreciation rights in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change of Control occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Stock Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant’s Stock Options and/or Stock Appreciation Rights, an amount equal to the excess of the Fair Market Value, as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights.

Upon receipt by any affected Participant of any such substitute stock options, stock appreciation rights (or payment) as a result of any such Merger Event, such Participant’s affected Stock Options and/or Stock Appreciation Rights for which such substitute options and/or stock appreciation rights (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

14. Change of Control Provisions.

14.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)	Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested;

(ii)	The restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and become fully vested and transferable;

(iii)	All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable; and

(iv)	The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

14.2 Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)	An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust)

sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 14.2; or

(ii)	A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s share owners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (“Corporate Transaction”); in each case, unless immediately following such Corporate Transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the share owners of the Company of a complete liquidation or dissolution of the Company.

14.3 Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at the time of grant or thereafter, a Participant shall have the right, whether or not the Option is fully exercisable in lieu of the payment of the option price for the shares of Common Stock being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price (as defined below) per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Option as to which the right granted under this Section 14.3 shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 14.3 would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the

Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value (as of the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right.

14.4 Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change in Control, or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

      15.  Amendment, Suspension, and Termination.

15.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) materially adversely affect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, without the consent of such Participant, (b) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto, or (c) revise the exercise price of any outstanding Stock Option or increase the number of shares available for Awards pursuant to Section 4.2 without share owner approval.

15.2 Award Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Performance Units, and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants shall become vested, or (c) the performance period or goals in respect of any Performance Units. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

      16.  Miscellaneous.

16.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

16.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

16.3 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

16.4 Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

16.5 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

16.6 Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

16.7 Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

16.8 Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the

Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

16.9 Leaves of Absence/ Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

16.10 Loans. Subject to applicable law, the Committee may provide, pursuant to Plan rules, for the Company or any Subsidiary to make loans to Participants to finance the exercise price of any Stock Options, as well as the withholding obligation under Section 16.1 of the Plan and/or the estimated or actual taxes payable by the Participant as a result of the exercise of such Stock Option and the Committee may prescribe the terms and conditions of any such loan.

16.11 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

16.12 Effective Date. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company’s share owners in accordance with Sections 162(m) and 422 of the Code.

      As adopted by the Board on February 18, 2000.

KELLOGG COMPANY
One Kellogg Square
Battle Creek, MI 49016-3599

[KELLOGG’S LOGO]

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

THE BEST TO YOU EACH MORNING®

[LOGO]

recycled

                                KELLOGG COMPANY

                                ADMISSION TICKET

     You are cordially invited to attend the Annual Meeting of Share Owners of
     Kellogg Company to be held on Friday, April 28, 2000 at 1:00 p.m. at the
     W. K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek,
     Michigan.

     You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the share owner(s) listed on the reverse side and is not transferable. If your shares are held in the name of a broker, trust, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

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                                KELLOGG COMPANY
            PROXY FOR ANNUAL MEETING OF SHARE OWNERS APRIL 28, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned appoints A.G. Langbo, C.M. Gutierrez, and W.C.
     Richardson, or each one or more of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Share Owners of Kellogg
     Company to be held on April 28, 2000 and at any adjournments of the meeting, and to vote as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

    IMPORTANT - THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED ON THE
                                 REVERSE SIDE.

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[KELLOGG'S LOGO]            VOTE BY PHONE - 1-800-690-6903
                            Use any touch-tone telephone to transmit your voting
PROXY SERVICES              instructions anytime before 11:59 p.m. on April 27,
P.O. BOX 9139               2000. Have your proxy card in hand when you call.
FARMINGDALE, NY 11735       You will be prompted to enter your 12-digit Control
                            Number which is located below and then follow the
                            simple instructions the Vote Voice provides you.

                            VOTE BY INTERNET - www.proxyvote.com
                            Use the internet to transmit your voting
                            instructions anytime before 11:59 p.m. on April 27,
                            2000.  Have your proxy card in hand when you access
                            the web site. You will be prompted to enter your
                            12-digit Control Number which is located below to
                            obtain your records and create an electronic voting
                            instruction form.

                            VOTE BY MAIL -
                            Mark, sign and date your proxy card and return it in
                            the postage-paid envelope we have provided or return
                            it to Kellogg Company, c/o ADP, 51 Mercedes Way,
                            Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS: /X/                  KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
--------------------------------------------------------------------------------

KELLOGG COMPANY

The Kellogg Company Board of Directors recommends a vote FOR the following actions or proposals.  If you sign and return this card without marking, this proxy card will be treated as being
FOR each proposal.
                                    FOR  WITHHOLD  FOR ALL
                                    ALL    ALL     EXCEPT
1.  ELECTION OF DIRECTORS (terms
    expiring in 2003)              / /    / /      / /
    Nominees: 01) Carleton S.
    Fiorina, 02) J. Richard Munro,
    03) William D. Perez.

TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR ALL EXCEPT"
AND WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW.                                                                                                          FOR   AGAINST   ABSTAIN

----------------------------------------------------

                                                     FOR   AGAINST   ABSTAIN

2.  To approve the Kellogg Company 2000 Non-Employee
    Director Stock Plan.                             / /     / /      / /

3.  To approve the Kellogg Company 2001 Long-Term
    Incentive Plan.                                  / /     / /      / /

4.  To approve an amendment to the Company's
    Amended Restated Certificate of incorporation
    to increase the authorized number of shares
    of common stock.                                 / /     / /      / /

The Board of Directors recommends a vote AGAINST the following share owner proposal. If you sign and return this card without marking, this proxy card will be treated as being AGAINST such proposal.

                                      FOR   AGAINST   ABSTAIN

5.  Genetic Engineering in Food       / /     / /      / /
    Products.

NOTE:  Please sign exactly as name(s) appear hereon.  When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.

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 Signature                   Date           Signature (Joint Owners)   Date
(PLEASE SIGN WITHIN BOX)
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